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                                  EXHIBIT 10.10

Optionee:                                                        Date:
         ---------------------------                                  ----------

                           ISIS PHARMACEUTICALS, INC.
                       SUPPLEMENTAL STOCK OPTION AGREEMENT

Isis Pharmaceuticals, Inc. (the "Company"), pursuant to its 1989 Stock Option Plan (the "Plan") has this day granted to the undersigned optionee, an option to purchase shares of the common stock of the Company ("Common Stock") as described herein. This option is not intended to qualify and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). This option is subject to all of the terms and conditions as set forth herein and on Attachment I hereto, which is incorporated herein in its entirety.

                  Number of Shares Subject to Option:__________

VESTING SCHEDULE:

Number of Shares (installment)              Date of Earliest Exercise (vesting)(1)
------------------------------              ------------------------------------

          ------------                                  --------------

          ------------                                  --------------

          ------------                                  --------------
                                                                    >>
          ------------                                  --------------
                                                        <<          >>
          ------------                                  --------------

*THIS OPTION WILL NOT BE EXERCISABLE, INCLUDING ANY VESTED SHARES, UNTIL THE FOLLOWING OBJECTIVES ARE MET: (1) AS OF DECEMBER 31, 2000, THE AMOUNT OF CASH AVAILABLE TO THE COMPANY IS GREATER THAN $40 MILLION; (2) THE COMPANY REACHES A "GO/NO GO" DECISION ON FOUR PRODUCT OPPORTUNITIES (INDICATIONS); (3) THE RESTRUCTURING OF THE COMPANY, AS DESCRIBED IN THE RESTRUCTURING PLAN PRESENTED TO THE BOARD OF DIRECTORS ON JANUARY 6, 2000, IS SUCCESSFUL; AND (4) THE COMPANY HAS COMPLETED AT LEAST ONE NEW CORPORATE PARTNERSHIP. IF SUCH OBJECTIVES ARE NOT MET BY JANUARY 6, 2002 OR WAIVED BY THE BOARD OF DIRECTORS, THIS OPTION WILL TERMINATE.

Exercise Price Per Share: <<                   >>(2)   Expiration Date:<<             >>(3)
                          -----------------------                      -----------------

Isis Pharmaceuticals, Inc.


By:                                                    Optionee:
   ---------------------------------                            -------------------------
Duly authorized on behalf of                           Address:
   the Board of Directors

OPTIONEE:

Acknowledges receipt of the option as described herein and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the optionee and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject.

(1) After the first year, the option will vest monthly with 2.08% of the total grant vesting each month; provided, however, that during any period in which the undersigned provides service at less than the Percentage of Full-Time Work set forth above, a reduced number of shares will vest as follows: the percentage of shares which will vest during such period of reduced service will equal (a) the percentage of shares that would vest as set forth on this schedule, multiplied by (b) the percentage of full-time work furnished during the period of reduced service divided by the Percentage of Full Time Work as set forth above. Increases of work percentage up to but not in excess of the Percentage of Full Time Work specified above will result in a corresponding increase in the percentage of shares vesting. This reduction in vesting will not apply during any period of paid leave or the first 20 weeks of a period of unpaid leave. No shares will vest during unpaid leave after the first 20 weeks of such leave. Shares which do not vest because of reductions in work percentage or unpaid leave will be canceled and no longer subject to this option.

(2) Not less than 85% of the fair market value of the Common Stock on the date of grant of this option.

(3) Less than 10 years from the date of grant of this option.



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                           ISIS PHARMACEUTICALS, INC.
                       SUPPLEMENTAL STOCK OPTION AGREEMENT

                                    SCHEDULE



               NAME OF OPTIONEE                    NUMBER OF SHARES
               ----------------                    ----------------
               Stanley T. Crooke                        250,000
               B. Lynne Parshall                        170,000
               Debby Jo Blank                           100,000